EXHIBIT 4.1

                            SPECIMEN UNIT CERTIFICATE

  NUMBER                                                                   UNITS

U-__________

SEE REVERSE FOR CERTAIN    CHINAGROWTH NORTH ACQUISITION CORPORATION
      DEFINITIONS

                                                                CUSIP __________

  UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT EACH TO PURCHASE ONE
                                 ORDINARY SHARE

THIS CERTIFIES THAT _____________________________________________________

is the owner of _________________________________________________________ Units.

Each Unit ("Unit") consists of one (1) ordinary share, par value US$.001 per share ("Ordinary Share"), of ChinaGrowth North Acquisition Corporation, a company incorporated under the laws of the Cayman Islands (the "Company"), and one warrant ( "Warrant"). Each Warrant entitles the holder to purchase one (1) Ordinary Share for US$6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a capital stock exchange, asset acquisition or other similar business combination or (ii) ___________, 2007 [ONE YEAR FROM DATE OF PROSPECTUS], and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2010 [FOUR YEARS FROM DATE OF PROSPECTUS] , or earlier upon redemption (the "Expiration Date"). The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2006 [90 DAYS FROM DATE OF PROSPECTUS], subject to earlier separation in the discretion of Morgan Joseph & Co. Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2006, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, Plaza Level, New York, New York 10038, and are available to any Warrant holder on written request and without cost.

         This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

         Neither this certificate nor any of the Unit(s) evidenced hereby itself entitles the [registered] holder to any of the rights of a shareholder of the Company.

         Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated: [      ]

By

                                [GRAPHIC OMITTED]
______________________________                     _____________________________
         Chairman of the Board                     Secretary

                    CHINAGROWTH NORTH ACQUISITION CORPORATION

         The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common          UNIF GIFT MIN ACT - ____ Custodian ____
TEN ENT -  as tenants by the entireties                      (Cust)      (Minor)
JT TEN -   as joint tenants with right       under Uniform Gifts to Minors
           of survivorship and not           Act ______________
           as tenants in common                     (State)


Additional Abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ___________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE


_______________________________________


________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________ UNITS


REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT


_______________________________________________________________________ ATTORNEY
TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WILL FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ________________________


                           _____________________________________________________
                           NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:


_____________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15).

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE